Exhibit 99.1

OSS Reports Q3 2021 Revenue up 23%, Income of $1 million

ESCONDIDO, Calif., November 10, 2021 – One Stop Systems, Inc. (Nasdaq: OSS), a leader in AI Transportable solutions on the edge, reported results for the third quarter ended September 30, 2021. All quarterly comparisons are to the same year-ago period unless otherwise noted.

The company will hold a conference call at 5:00 p.m. Eastern time on November 11th to discuss the results (see dial-in information below).

Q3 2021 Financial Highlights

•	Revenue totaled $16.0 million, up 23% versus the same year-ago quarter and up 7% sequentially.

•	GAAP net income totaled $981,000 or $0.05 per share, up from $858,000 or $0.05 per share.

•	Non-GAAP net income was $1.5 million or $0.08 per share versus $1.2 million or $0.07 per share (see definition of this and other non-GAAP measures and reconciliation to GAAP, below).

•	Adjusted EBITDA was $1.8 million, up $245,000 from $1.6 million, reaching 11% of total revenue.

•	Cash, cash equivalents and short-term investments totaled $18.5 million.

First Nine Months 2021 Financial Highlights

•	Record revenue of $44.2 million, up 16%.

•	Gross margin up 2.4 percentage points to 33.0%.

•	GAAP net income increased $3.0 million to $2.7 million or $0.14 per diluted share.

•	Non-GAAP net income was $3.0 million or $0.15 per diluted share, up $2.2 million.

•	Adjusted EBITDA was $4.3 million, up $3.6 million.

Q3 2021 Operational Highlights

•	Awarded a major program win for a military AI Transportable application that enables high-speed sensor data acquisition.

•	Closed a major program win with a market leading printer company for a Gen 4 PCI Express expansion interconnect that enables high-performance 3D printer control.

Management Commentary

“This quarter exceeded our expectations, with record revenue for a third quarter at $16.0 million, up 23% over the same year-ago quarter and up 7% sequentially,” commented OSS president and CEO, David Raun.

“These strong results reflect exceptional performance by our European-based Bressner business, as well as strengthening revenue from our large media and entertainment customer as their new virtual products continue to gain traction.

“Like most companies, we have been facing supply challenges, but we have been able to manage the impact during this unusual period by working closely with our customers and suppliers and carefully making strategic purchases. Given the positive progress on our balance sheet and overall financial performance, we remain undaunted in the pursuit of our AI Transportable vision.

“During the quarter, we had two new major program wins: an AI transportable data acquisition system and a Gen 4 PCI Express expansion interconnect for high-performance 3D printing. Together, they brought our total major wins to eight so far this year.

“Now with the return to live, in-person trade shows, plus our focus on AI Transportables and the additional key investments in sales personnel and channels, we are seeing increased activity across our opportunity pipeline. The pipeline has expanded to 22 major pending opportunities, half of which are in the AI Transportable space. AI Transportable wins represent higher margins given our expertise in the space.

“We are planning the launch of an exciting new platform next week at the SC21 conference, which we anticipate will represent another major step in the continued evolution of OSS. Based on initial customer feedback, we expect this leading-edge AI Transportable solution to drive additional customer engagement, contract wins, and accelerated growth.

“Looking ahead, we are providing revenue guidance of $17.1 million for the fourth quarter. This would represent 23% growth over Q4 of last year, 7% growth over Q3, and record annual revenue of approximately $61.3 million.”

Q3 2021 Financial Summary

Revenue in the third quarter of 2021 increased 23% to $16.0 million, compared to $13.0 million in the same year-ago quarter. Growth was primarily driven by exceptional performance from OSS’ European subsidiary, Bressner, and strengthening revenue from the company’s large media and entertainment customer.

Revenue from OSS’ largest customer grew to $3.2 million, quadrupling from a low of $800,000 in the year ago quarter. Most of the growth was from sales of the customer’s new innovative virtual products.

Bressner revenue increased 68%, contributing a record $6.7 million in the third quarter. Growth for Bressner is traceable to maturing leadership, the implementation of pre-planned inventory strategies, and aggressive sales efforts resulting in expansion of the European customer base.

The media and entertainment business and the Bressner subsidiary revenue tends to be lower margin, having the effect of decreasing margins 3.3 percentage points as compared to the year-ago quarter. Overall margins were up over the previous quarter by 3.3 percentage point.

Gross profit was $5.5 million or 34.5% of revenue in the third quarter of 2021, up from $4.9 million or 37.8% of revenue in the third quarter of 2020.

Operating expenses increased 14% to $4.5 million in the third quarter of 2021 compared to $3.9 million in the same year-ago quarter. Operating expenses as a percentage of revenue decreased to 28.1% in the third quarter of 2021 versus 30.2% in the year-ago quarter.

Net income on a GAAP basis totaled $981,000 in the third quarter of 2021 or $0.05 per basic and diluted share compared to $858,000 or $0.05 per basic and diluted share in the year-ago period.

Non-GAAP net income totaled $1.5 million or $0.08 per basic and diluted share in the third quarter of 2021, as compared to a non-GAAP net income of $1.2 million or $0.07 per basic and diluted share in the same year-ago period.

Adjusted EBITDA, a non-GAAP term, totaled $1.8 million in the third quarter of 2021 as compared to $1.6 million in the same year-ago period.

Cash, cash equivalents and short-term investments totaled $18.5 million as of September 30, 2021, as compared to $18.5 million on June 30, 2021. The company believes its cash position and other available funds provide sufficient liquidity to meet its cash requirements for working capital and paying down debt, while supporting its strategic growth initiatives.

First Nine Months 2021 Financial Summary

Total revenues increased 16% to a record $44.2 million compared to $38.0 million in the prior year.

Gross profit for the first nine months of 2021 was $14.6 million or 33.0% of revenue, up 2.4 percentage points, compared to $11.6 million or 30.6% of revenue in the same year-ago period.    This was due to growth in the high-margin military business, a fundamental corporate focus which is gaining strength. OSS business contributed an additional 2.9 percentage points, and the Bressner subsidiary was up by 3.3 percentage points.

Total operating expenses increased 2% to $12.8 million versus $12.6 million in the first nine months of 2020. Operating expenses as a percentage of revenue improved to 28.9% during the first nine months of 2021 versus 33.1% in the same year-ago period.

Net income on a GAAP basis improved by $3.0 million to $2.7 million or $0.14 per diluted share, as compared to a net loss of $250,000 or $(0.02) per basic and diluted share in the first nine months of 2020. This includes $1.5 million in PPP loan and interest forgiveness.

Non-GAAP net income totaled $3.0 million or $0.15 per diluted share, as compared to $773,000 or $0.05 per basic and diluted share in the first nine months of 2020.

Adjusted EBITDA, a non-GAAP term, was 9.6% of revenue or $4.3 million, as compared to $682,000 in the first nine months of 2020.

Outlook

For the fourth quarter of 2021, OSS expects revenue of approximately $17.1 million, which would represent an increase of 23% versus the same year-ago quarter, 7% sequentially, and record annual revenue of approximately $61.3 million.

Conference Call

OSS management will hold a conference call to discuss its third quarter 2021 results at 5p.m. Eastern Time November 11th, followed by a question-and-answer period.

Date: Thursday, November 11, 2021

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-866-248-8441

International dial-in number: 1-786-204-3966

Conference ID: 1378308

The conference call will be webcast live and available for replay here as well as via a link in the Investors section of the company’s website at onestopsystems.com. OSS regularly uses its website to disclose material and non-material information to investors, customers, employees and others interested in the company.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day through November 25, 2021.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1378308

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures innovative AI Transportable edge computing modules and systems, including ruggedized servers, compute accelerators, expansion systems, flash storage arrays and Ion Accelerator™ SAN, NAS and data recording software for AI workflows. These products are used for AI data set capture, training, and large-scale inference in the defense, oil and gas, mining, autonomous vehicles and rugged entertainment applications.

OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe storage to build award-winning systems, including many industry firsts, for industrial OEMs and government customers. The company enables AI on the Fly® by bringing AI datacenter performance to ‘the edge’, especially on mobile platforms, and by addressing the entire AI workflow, from high-speed data acquisition to deep learning, training and inference. OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com.

Non-GAAP Financial Measures

Management believes that the use of adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, is helpful for an investor to assess the performance of the company. The company defines adjusted EBITDA as income (loss) before interest, taxes, depreciation, amortization, acquisition expenses, impairment of long-lived assets, financing costs, fair value adjustments from purchase accounting, stock-based compensation expense and expenses related to discontinued operations. For this reporting period, it excludes PPP loan forgiveness, which the company does not anticipate will reoccur in the foreseeable future.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in the company’s industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. The company’s adjusted

EBITDA is not a measurement of financial performance under GAAP, and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. Management does not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$980,696	$857,790	$2,719,016	$(250,404)
Depreciation and amortization	396,165	410,552	1,171,737	1,208,762
Amortization of deferred gain	—	—	—	(53,838)
Stock-based compensation expense	399,148	210,280	1,302,878	503,419
Interest expense	128,315	174,205	447,328	393,175
Interest income	(92,105)	(143,931)	(159,203)	(267,911)
PPP loan and interest forgiveness	—	—	(1,514,354)	—
(Benefit) provision for income taxes	(320)	57,753	295,495	(851,056)

Adjusted EBITDA	$1,811,899	$1,566,649	$4,262,897	$682,147

Adjusted EPS excludes the impact of certain items and therefore has not been calculated in accordance with GAAP. Management believes that exclusion of certain selected items assists in providing a more complete understanding of the company’s underlying results and trends and allows for comparability with its peer company index and industry. Management uses this measure along with the corresponding GAAP financial measures to manage the company’s business and to evaluate its performance compared to prior periods and the marketplace. The company defines Non-GAAP (loss) income as (loss) or income before amortization, stock-based compensation, expenses related to discontinued operations, impairment of long-lived assets and non-recurring acquisition costs. For this reporting period, it excludes PPP loan forgiveness, which the company does not anticipate will reoccur in the foreseeable future. Adjusted EPS expresses adjusted (loss) income on a per share basis using weighted average diluted shares outstanding.

Adjusted EPS is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. Management expects to continue to incur expenses similar to the adjusted income from continuing operations and adjusted EPS financial adjustments described above, and investors should not infer from the company’s presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

The following table reconciles net loss attributable to common stockholders and diluted earnings per share:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$980,696	$857,790	$2,719,016	$(250,404)
Amortization of intangibles	163,900	170,985	491,701	520,035
Stock-based compensation expense	399,148	210,280	1,302,878	503,419
PPP loan and interest forgiveness	—	—	(1,514,354)	—

Non-GAAP net income	$1,543,744	$1,239,055	$2,999,241	$773,050

Non-GAAP net income per share:

Basic	$0.08	$0.07	$0.17	$0.05

Diluted	$0.08	$0.07	$0.15	$0.05

Weighted average common shares outstanding:

Basic	18,636,337	16,585,773	18,170,700	16,469,457

Diluted	19,963,270	17,018,614	19,466,023	16,902,298

Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems or its partners that any of our plans or expectations will be achieved, including but not limited to, to our management’s expectations for revenue growth generated by new products and design wins. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contact:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

Email contact

Investor Relations:

Ronald Both or Justin Lumley

CMA Investor Relations

Tel (949) 432-7557

Email contact

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED BALANCE SHEETS

	Unaudited September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$3,955,215	$6,316,921
Short-term investments	14,534,084	—
Accounts receivable, net	5,808,184	7,458,383
Inventories, net	14,361,034	9,647,504
Prepaid expenses and other current assets	1,121,868	655,708

Total current assets	39,780,385	24,078,516
Property and equipment, net	3,090,908	3,487,178
Deposits and other	35,629	81,709
Deferred tax assets, net	3,604,607	3,698,593
Goodwill	7,120,510	7,120,510
Intangible assets, net	170,556	662,257

Total Assets	$53,802,595	$39,128,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,846,282	$976,420
Accrued expenses and other liabilities	3,442,091	3,481,444
Current portion of notes payable, net of debt discount of $0 and $2,047, respectively	1,736,546	1,365,204
Current portion of related party notes payable, net of debt discount of $0 and $6,726, respectively	—	199,943
Current portion of senior secured convertible note, net of debt discounts of $20,462 and $256,242, respectively	2,570,447	1,789,212

Total current liabilities	11,595,366	7,812,223
Senior secured convertible note, net of current portion and debt discounts of $0 and $14,107, respectively	—	531,347
Paycheck protection program note payable	—	1,499,360

Total liabilities	11,595,366	9,842,930

Commitments and contingencies
Stockholders’ equity
Common stock, $.0001 par value; 50,000,000 shares authorized; 18,666,022 and 16,684,424 shares issued and outstanding, respectively	1,867	1,668
Additional paid-in capital	41,040,749	30,758,354
Accumulated other comprehensive income	207,333	287,547
Accumulated earnings (deficit)	957,280	(1,761,736)

Total stockholders’ equity	42,207,229	29,285,833

Total Liabilities and Stockholders’ Equity	$53,802,595	$39,128,763

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$15,984,293	$12,976,058	$44,205,054	$37,961,023
Cost of revenue	10,467,590	8,074,445	29,602,823	26,338,527

Gross profit	5,516,703	4,901,613	14,602,231	11,622,496

Operating expenses:
General and administrative	1,920,574	1,817,499	5,726,978	6,208,922
Marketing and selling	1,570,135	1,103,384	4,217,328	3,137,833
Research and development	999,715	1,001,288	2,839,965	3,213,339

Total operating expenses	4,490,424	3,922,171	12,784,271	12,560,094

Income (loss) from operations	1,026,279	979,442	1,817,960	(937,598)

Other income (expense), net:
Interest income	92,105	143,931	159,203	267,911
Interest expense	(128,315)	(174,205)	(447,328)	(393,175)
Other income (expense), net	(9,693)	(33,625)	1,484,676	(38,598)

Total other (expense) income, net	(45,903)	(63,899)	1,196,551	(163,862)

Income (loss) before income taxes	980,376	915,543	3,014,511	(1,101,460)
(Benefit) provision for income taxes	(320)	57,753	295,495	(851,056)
Net income (loss)	$980,696	$857,790	$2,719,016	$(250,404)

Net income (loss) per share:
Basic	$0.05	$0.05	$0.15	$(0.02)

Diluted	$0.05	$0.05	$0.14	$(0.02)

Weighted average common shares outstanding:
Basic	18,636,337	16,585,773	18,170,700	16,469,457

Diluted	19,963,270	17,018,614	19,466,023	16,469,457